UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2021

AETHLON MEDICAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-37487	13-3632859
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9635 Granite Ridge Drive, Suite 100 San Diego, California	92123
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 459-7800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AEMD	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Offering

On June 10, 2021, Aethlon Medical, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to sell and issue, in a registered direct offering, an aggregate of 1,380,555 shares of the Company’s common stock (the “Common Stock”) at a purchase price per share of $9.00 (the “Shares”), for aggregate gross proceeds to the Company of approximately $12.425 million, before deducting fees payable to the placement agent and other estimated offering expenses payable by the Company (the “Offering”). The Shares are being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was originally filed with the Securities and Exchange Commission (the “SEC”) on March 19, 2020, and was declared effective on March 30, 2020 (File No. 333-237269) (the “Registration Statement”) and a prospectus supplement thereunder. The Offering is expected to close on or about June 14, 2021, subject to customary closing conditions.

Pursuant to a placement agent agreement dated as of June 10, 2021 (the “Placement Agent Agreement”), the Company engaged Maxim Group LLC (“Maxim”) to act as its exclusive placement agent in connection with the Offering. The Company has agreed to pay Maxim a cash fee of 4.75% of the aggregate gross proceeds in the Offering. The Company also agreed to reimburse Maxim for certain expenses in connection with the Offering in an aggregate amount not to exceed $50,000.

The foregoing descriptions of the Purchase Agreement and the Placement Agent Agreement are not complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed herewith as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Stock Issuances

On June 9, 2021, the Company sold 626,000 shares of Common Stock in the open market under its At the Market Offering Agreement with H.C. Wainwright & Co., LLC, pursuant to the Registration Statement (the “ATM Issuance”). Additionally, pursuant to the exercise of outstanding warrants on June 9, 2021, the Company will issue approximately 1.17 million shares of Common Stock to the warrant holders (together with the ATM Issuance, the “Stock Issuances”).

On June 10, 2021, the Company issued a press release announcing the Offering and the Stock Issuances. A copy of the press release is attached hereto as Exhibit 99.3.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are subject to a number of risks and uncertainties, including statements about the Offering, the consummation of the Offering, the size of the Offering, the expected proceeds from the Offering and the timing of the closing of the Offering. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from those implied by such statements, and therefore these statements should not be read as guarantees of future performance or results. Some of the risks and uncertainties that could cause actual results, performance or achievements to differ include, without limitation, risks associated with market conditions and the satisfaction of customary closing conditions related to the Offering. Additional risk factors related to the Company, its business and the Offering are discussed under “Risk Factors” and elsewhere in the prospectus supplement, dated June 10, 2021, with respect to the Offering, and in our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2020 and other filings with the SEC. All forward-looking statements are based on the Company’s current beliefs as well as assumptions made by and information currently available to the Company. Except as required by law, the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP.

23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (contained in Exhibit 5.1).

99.1	Form of Securities Purchase Agreement, dated June 10, 2021, by and between the Company and the Purchasers.

99.2	Placement Agent Agreement, dated June 10, 2021, by and between the Company and Maxim Group LLC.

99.3	Press Release, dated June 10, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETHLON MEDICAL, INC.

Date: June 11, 2021	By:	/s/ James B. Frakes
James B. Frakes
Chief Financial Officer

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